Exhibit 10.1

AMENDMENT NO. 2 TO AMENDED AND RESTATED 10.0% NOTE

This AMENDMENT NO. 2 TO AMENDED AND RESTATED 10.0% NOTE, as amended, dated as of December 22, 2022 (this “Amendment”), is by and between Stronghold Digital Mining, Inc., a Delaware corporation (the “Borrower”), and Adage Capital Partners, LP (the “Holder”). Capitalized terms which are used in this Amendment without definition and which are defined in the Note (as defined below) shall have the same meanings herein as in the Note.

R E C I T A L S:

WHEREAS, the Borrower issued that certain Amended and Restated 10% Note due February 15, 2023, dated as of August 16, 2022, as amended by Amendment No. 1 (“Amendment No. 1”), dated December 15, 2022 (the “Note” and as amended by this Amendment No. 2, the “Amended Note”), in favor of the Holder; and

WHEREAS, the Borrower and the Holder desire to further revise the terms of the December 15, 2022 amortization payment, as revised to December 22, 2022 in Amendment No. 1, to such dates as reflected on Schedule I attached hereto; and

WHEREAS, the Borrower has previously made the amortization payment payable on November 15, 2022 pursuant to Section 6(b) of the Notes.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, and subject to the terms and conditions hereof, the parties hereto agree as follows:

SECTION 1. Amendments. As of the Second Amendment Effective Date (as defined below), Schedule I to the Note is hereby replaced in its entirety with Schedule I attached hereto. For the avoidance of doubt, Section 6(b) of the Note is amended to reflect the revised dates set forth on Schedule I hereto.

SECTION 2. Conditions. This Amendment shall become effective as of the date of the satisfaction of the following conditions (the “Second Amendment Effective Date”):

(a)          Delivery.  The Holder shall have received from the Borrower an executed counterpart of this Amendment.

(b)          No Default or Event of Default.  No Default or Event of Default shall have occurred or be continuing immediately after giving effect to this Amendment, including the changes contemplated under Schedule I hereto and any waivers set forth in Amendment No. 1.

SECTION 3. Representations and Warranties.  The Borrower hereby represents and warrants as of the date hereof to the Holder as follows:

(a)        (i) The Borrower and each Subsidiary is duly organized or formed, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has all requisite power and authority to carry on its business as now conducted and (iii) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except, in the case of this clause (iii), to the extent that failure to do so could not reasonably expected to have a Material Adverse Effect.

(b)       The Amendment is within the Borrower’s corporate or other organizational powers and has been duly authorized by all necessary corporate or other organizational actions.  The Amendment has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(c)         Immediately after giving effect to this Amendment, including the changes contemplated under Schedule I hereto and any waivers set forth in Amendment No. 1, no Default or Event of Default has occurred and is continuing.

SECTION 4. Ratification. The Borrower hereby (a) except as specifically set forth in this Amendment, ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under the Note as amended hereby and any other Transaction Document, (b) agrees and acknowledges that the obligations constitute legal, valid and binding obligations of the Borrower, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, (c) agrees that such ratification and reaffirmation is not a condition to the continued effectiveness of the Transaction Documents, and (d) agrees that neither such ratification and reaffirmation, nor the Holder’s solicitation of such ratification and reaffirmation, constitutes a course of dealing giving rise to any obligation or condition requiring a similar or any other ratification or reaffirmation from the Borrower with respect to any subsequent modifications, consent or waiver with respect to the Amended Note or other Transaction Documents. The Borrower acknowledges and agrees that, except as specifically set forth in this Amendment, any of the other Transaction Documents shall continue in full force and effect and that, except as specifically set forth in this Amendment, all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment. The Amended Note and each other Transaction Document is in all respects hereby ratified and confirmed. This Amendment shall constitute a “Transaction Document” for purposes of the Amended Note.

SECTION 5. Miscellaneous.

5.1         Effect.

(a)          Upon the effectiveness of this Amendment, each reference in each Transaction Document to “this Agreement,” “hereunder,” “hereof” or words of like import shall mean and be a reference to such Transaction Documents as modified hereby and each reference in the other Transaction Documents to the “Note,” or words of like import shall mean and be a reference to the Amended Note. This Amendment constitutes a Transaction Document and any breach of any representation or warranty made herein or covenant or agreement contained herein will constitute an Event of Default under the Amended Note (subject to any applicable grace periods, materiality qualifications or other qualifications set forth in the Amended Note).

(b)        Except as specifically set forth in this Amendment, the execution, delivery and effectiveness of this Amendment shall not (i) limit, impair, constitute an amendment, forbearance or waiver by, or otherwise affect any right, power or remedy of, the Holder under the Amended Note or any other Transaction Document or waive, affect or diminish any right of the Holder to demand strict compliance and performance therewith, (ii) constitute a waiver of, or forbearance with respect to, any Default or Event of Default, whether known or unknown or (iii) alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Amended Note or in any of the other Transaction Documents, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

5.2        Severability. Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

5.3        Counterparts. This Amendment may be executed in one or more counterparts, each of which shall constitute an original, but all of which taken together shall be one and the same instrument. This Amendment may also be executed by facsimile or electronic transmission and each facsimile or electronic transmission signature hereto shall be deemed for all purposes to be an original signature page.

5.4        Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to principles of conflict of laws thereof.

5.5         Headings. Article and Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

5.6       Entire Agreement. This Amendment and the Amended Note contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings or agreements.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective authorized officers as of the day and year first above written.

STRONGHOLD DIGITAL MINING, INC.

By:	/s/ Gregory A. Beard
Name:	Gregory A. Beard
Title:	Chief Executive Officer

ADAGE CAPITAL PARTNERS, LP

By:	Adage Capital Partners, GP, LLC,
its General Partner

By:	Adage Capital Advisors, LLC,
its Managing Member

By:	/s/ Dan Lehan
Name:	Dan Lehan
Title:	COO

[Signature Page to Amendment No. 2 to Note]

Schedule I

Amortization

Payment Date	Payment Amount	Due date of Notice of Election to Make Payment in Common Stock	First Trading Day Included in VWAP Calculation
November 15, 2022[1]	$4,166,666.67	October 10, 2022	October 17, 2022
December 30, 2022	$4,166,666.67	November 10, 2022	December 1, 2022
January 15, 2023	$4,166,666.67	December 10, 2022	December 15, 2022
February 15, 2023	$4,166,666.67	January 10, 2023	January 18, 2023

1 Previously paid by the Borrower.

[Schedule I]